EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form SB-2 of our report dated October 13, 1997 relating to the financial statements of U.S. Wireless Data, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Summary Financial Information" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Financial Information."



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Boulder, Colorado
July 14 , 1998